UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2018

RAMACO RESOURCES, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

250 West Main Street, Suite 1800 Lexington, Kentucky 40507
(Address of principal executive offices)

(859) 244-7455
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☒

Item 7.01 Regulation FD Disclosure.

On November 6, 2018, Ramaco Resources, Inc. (“Ramaco” or the “Company”) issued a press release announcing that at approximately 1:00 p.m. on November 5, 2018, one of the three raw coal storage silos that feed its Elk Creek plant in West Virginia experienced a partial structural failure, which included the failure of various components internal to the silo. The damaged storage silo holds approximately two thousand raw tons of coal. The other two contiguous silos together hold approximately an additional one thousand five hundred raw tons of coal.

Ramaco is in the process of evaluating the structural integrity of the damaged silo, and similar evaluations will be conducted on the other two silos at Elk Creek. All three silos were previously existing on the Elk Creek property when it was acquired by Ramaco in 2012, and were subsequently linked into the newly constructed preparation plant and loadout facility, which was completed in late 2017.

There were no personnel related accidents as a result of the structural failure at the silo. Upon confirmation of the failure, Ramaco personnel idled the Elk Creek preparation plant, and placed a safety zone around the areas that could potentially be impacted from a more severe failure. At this early initial stage of review, Ramaco does not have an estimated time frame for the resumption of processing or shipping coal from the Elk Creek infrastructure. All coal mines at Elk Creek will, however, continue to operate as scheduled. Depending on the extent of the damage, Ramaco currently estimates that there is adequate storage area to continue coal production at the mine complex for an extended period of time, likely into December and possibly further.

Ramaco has not at this time issued any force majeure notices to its customers, but it is probable that such notices will be issued in the near future. Ramaco believes that it has insurance policies in place to provide adequate financial coverage for the incident, including both business interruption and extra expenses. Additional information relating to the physical condition of the silo assets, insurance coverage and any potential force majeure will be forthcoming as new information is developed. Any such additional new information will be relayed in conjunction with Ramaco’s scheduled earnings release on November 7th and its subsequent conference call with investors to be held on November 8th.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press release dated November 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMACO RESOURCES, INC.

By:	/s/ Randall W. Atkins
Randall W. Atkins Executive Chairman and Chief Financial Officer

Date:     November 6, 2018